Exhibit 10.1

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of June 14, 2018 (the “Effective Date”) by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and REATA PHARMACEUTICALS, INC., a Delaware corporation with offices located at 2801 Gateway Drive, Suite 150, Irving, TX  75063 (“Borrower”), amends and restates in its entirety that certain Loan and Security Agreement dated as of March 31, 2017 by and among Collateral Agent, Oxford, in its capacity as a Lender, SVB, as a Lender, and Borrower (as amended by that certain First Amendment to Loan and Security Agreement dated as of November 3, 2017 by and among Collateral Agent, Oxford, in its capacity as a Lender, SVB, as a Lender, and Borrower, the “Original Loan Agreement”) and provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.ACCOUNTING AND OTHER TERMS

1.1Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP; provided that if at any time any change in GAAP would require that operating leases entered into in the ordinary course of business be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred and no operating lease in effect  at the time of such change, or new lease entered into after such change that would have been treated as an operating  lease before such change, shall be treated as a capital lease for any purpose hereunder.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.LOANS AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2Term Loans.

(a)Availability.

(i)Subject to the terms and conditions of the Original Loan Agreement, on the Original Effective Date, the Lenders, severally and not jointly, made term loans to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 to the Original Loan Agreement (as in effect prior to the Effective Date) (such term loans are hereinafter referred to singly as an “Original Term A Loan”, and collectively as the “Original Term A Loans”).

(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Effective Date, to make term loans to Borrower as follows:

1)The Notes issued by Borrower evidencing the Original Term A Loans made by Oxford on the Effective Date in the amounts of (x) Six Million Dollars ($6,000,000.00) and (y) Five Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One and 40/100 Dollars ($5,428,571.40) shall be replaced with amended and restated notes in the same amounts (collectively, the “Oxford Original Term A Loans”).

2)Oxford shall make a term loan to Borrower in an amount equal to Fifty-Five Million Seven Hundred Seventy-One Thousand Four Hundred Twenty-Eight and 60/100 Dollars ($55,771,428.60) (the “Oxford New Term A Loan” and together with the Oxford Original Term A Loans, collectively the “Oxford Term A Loans”).

3)The Note issued by Borrower evidencing the Original Term A Loans made by SVB in the amount equal to Eight Million Five Hundred Seventy-One Four Hundred Twenty-Eight and 60/100 Dollars ($8,571,428.60) hereby is cancelled, null and void and of no further force and effect.

4)SVB shall make a term loan to Borrower in an amount equal to Twelve Million Eight Hundred Thousand Dollars ($12,800,000.00) (the “SVB New Term A Loan”, and together with the Oxford Term A Loans, each, a “Term A Loan” and collectively, the “Term A Loans”) the proceeds of which shall, in part, refinance the Original Term A Loan by SVB. After repayment, no Term A Loan may be re‑borrowed.

(iii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount equal to Forty-Five Million Dollars ($45,000,000.00), disbursed in a single advance and according to each Lender’s Term Loan Commitment for Term B Loans as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”).   If Borrower makes a request for the Term B Loan, such request, in addition to the other requirements set forth in this Agreement, shall be in an amount that is equal to the Term Loan Commitment for the Term B Loan at such time.  After repayment, no Term B Loan may be re‑borrowed.

(b)Repayment.  Borrower shall make monthly payments of interest only, in arrears, commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date; provided that Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (x) thirty-six (36) months, if the Amortization Date is July 1, 2020 or (y) twenty-four (24) months, if the Amortization Date is July 1, 2021.

(c)Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d)Permitted Prepayment of Term Loans.  Borrower shall have the option to prepay either the Term A Loans or the Term B Loans advanced by the Lenders under this Agreement, provided Borrower (i) prepays in full all of such Term A Loans or such Term B Loans, as applicable, (ii) provides written notice to Collateral Agent of its election to prepay such Term Loans at least ten (10) days prior to such prepayment, and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the applicable Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment for the applicable Term Loans, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.  The Lenders hereby agree to waive (i) the Prepayment Fee (as defined in the Original Loan Agreement) with respect to the Original Term A Loans owed under the Original Loan Agreement and (ii) the

WEST\281916571.52

Non-Utilization Fee (as defined in the Original Loan Agreement) owed under the Original Loan Agreement (but, for purposes of clarity, such waiver shall not apply to the Non-Utilization Fee set forth in this Agreement if the conditions set forth in the defined term Non-Utilization Fee are met).

2.3Payment of Interest on the Credit Extensions.

(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan, and then monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)360‑Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(d)Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  Any such debits (or ACH activity) shall not constitute a set‑off.

(e)Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4Secured Promissory Notes.  The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (other than the two (2) Original Term A Loans made by Oxford which shall be evidenced by Amended and Restated Secured Promissory Notes in the form attached as Exhibit E hereto) (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, with a customary indemnification by such Lender, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5Fees.  Borrower shall pay to Collateral Agent:

WEST\281916571.53

(a)Facility Fee.  A fully earned, non‑refundable facility fee, to be shared between the Lenders pursuant to their respective Commitment Percentages, equal to three-quarters of one percent (0.75%) of the funded amount of each Term Loan, which shall be due and payable on the Funding Date of each Term Loan;

(b)Final Payment.

(i)The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(ii)A fully-earned, non-refundable final payment, due on the Effective Date in connection with the Original Term A Loans, in the aggregate amount of Five Hundred Ninety Thousand Dollars ($590,000.00) (the “Effective Date Final Payment”), payable to the Lenders in accordance with their respective Pro Rata Shares (as determined immediately prior to the Effective Date). For the sake of clarity, the Effective Date Final Payment shall not reduce the Final Payment otherwise due in connection with Section 2.5(b)(i) hereof.

(c)Prepayment Fee.  The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares.  For the sake of clarity, the Funding Date of each Term A Loan, which Term A Loans are in the original aggregate principal amount of Eighty Million Dollars ($80,000,000.00), is the Effective Date;

(d)Non-Utilization Fee.  The Non-Utilization Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(e)Lenders’ Expenses.  All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date when due; provided that the good faith deposit of One Hundred Fifty Thousand Dollars ($150,000.00) paid by Borrower to the Collateral Agent on or about May 30, 2018 shall be applied towards Lenders’ Expenses incurred through the Effective Date payable pursuant to this Section 2.5(e), and the balance left over, if any, shall be applied towards the facility fee due pursuant to Section 2.5(a) hereof.

2.6Withholding.  Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto, collectively, “Taxes”).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority; provided, however, Borrower shall not be required to pay any additional amount to any Lender with respect to Excluded Taxes.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

On the date of this Agreement, each Lender shall deliver to Borrower a complete and properly executed IRS Form W-9.  If any assignee of a Lender’s rights under Section 12.1 of this Agreement is not a “United States Person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code (“Non-U.S. Lender”), such Non-U.S. Lender shall, upon becoming party to this Agreement, deliver to Borrower a complete and properly executed IRS Form W-8BEN-E (or W-8BEN, as applicable), W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, certifying that such Non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest and other amounts payable under this Agreement.  Notwithstanding the foregoing, (i) Borrower shall not be required to pay any additional amount to any Non-U.S. Lender hereunder if such Non-U.S. Lender fails or is unable to deliver the forms, certificates or other evidence described in the preceding sentence, unless such Non-U.S. Lender’s failure or inability to deliver such forms

WEST\281916571.54

is the result of any change in any applicable law, treaty or governmental rule, or any change in the interpretation thereof after such Non-U.S. Lender became a party to this Agreement and (ii) Borrower shall not be required to pay any additional amount to any Non-U.S. Lender hereunder with respect to taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance reasonably satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b)subject to Section 6.6, duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Domestic Subsidiaries;

(c)two (2) Amended and Restated Secured Promissory Notes in favor of Oxford and substantially in the form of Exhibit E attached hereto;

(d)five (5) new Secured Promissory Notes in the aggregate principal amount of the Oxford New Term A Loan in favor of Oxford and substantially in the form of Exhibit D attached hereto;

(e)one new Secured Promissory Note in the aggregate principal amount of the SVB New Term A Loan in favor of SVB and substantially in the form of Exhibit D attached hereto;

(f)the Operating Documents of the Borrower and its Subsidiaries and good standing certificates of Borrower and its Domestic Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Domestic Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified (to the extent applicable in the relevant jurisdiction(s) of such Subsidiary) to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(g)a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(h)the Annual Projections, for the current calendar year;

(i)duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, relating to the Operating Documents, corporate authorizations and other matters in a form reasonably acceptable to Collateral Agent and the Lenders;

(j)certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(k)a landlord’s consent executed in favor of Collateral Agent in respect of all of Borrower’s and each Domestic Subsidiaries’ leased locations;

(l)a bailee waiver executed in favor of Collateral Agent in respect of each third party bailee where Borrower or any Domestic Subsidiary maintains Collateral having a book value in excess of Two Hundred

WEST\281916571.55

Fifty Thousand Dollars ($250,000.00); provided that, Borrower shall not be required to provide bailee waivers with respect to third party bailees in possession of Pre-Clinical and Clinical Trial Supplies;

(m)a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(n)evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders; and

(o)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)receipt by (i) the Lenders of an executed Disbursement Letter in the form of Exhibit B‑1 attached hereto; and (ii) SVB of an executed Loan Payment/Advance Request Form in the form of Exhibit B‑2 attached hereto;

(b)the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter (and the Loan Payment/Advance Request Form) and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)in such Lender’s sole reasonable discretion, there has not been any Material Adverse Change;

(d)to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and

(e)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. Eastern time three (3) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter (and the Loan Payment/Advance Request Form, with respect to SVB) executed by a Responsible Officer or his or her designee.  The Lenders may rely on any telephone notice given by a person whom a Lender

WEST\281916571.56

reasonably believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (other than with respect to perfection of the security interest on the Shares of any Foreign Subsidiary or on any Foreign Intellectual Property), subject only to Permitted Liens that are permitted by the terms of this Agreement or by operation of law to have priority to Collateral Agent’s Lien.  If Borrower shall acquire a commercial tort claim (as defined in the Code) with a value in excess of One Hundred Thousand Dollars ($100,000.00), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral (other than with respect to perfection of the security interest on the Shares of any Foreign Subsidiary or on any Foreign Intellectual Property) granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.  In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating  to such  Letters of Credit.

4.2Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions within the United States to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code; provided that, notwithstanding anything herein to the contrary, Collateral Agent shall not file or take any other actions required to perfect Collateral Agent’s security interests in Foreign Intellectual Property outside of the United States.

4.3Pledge of Collateral.  Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares of any Domestic Subsidiary, the certificate or certificates for the Shares of such

WEST\281916571.57

Domestic Subsidiary will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower.  To the extent required by the terms and conditions governing the Shares of any Domestic Subsidiary, Borrower shall cause the books of such Person whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee.  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares of any Domestic Subsidiary.  Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default. Collateral Agent reserves the right to take such action as Collateral Agent reasonably determines necessary to perfect the security interest granted with respect to the Shares in Borrower’s Foreign Subsidiaries.

4.4Release of Collateral.  Collateral Agent and the Lenders hereby agree that any Liens granted to Collateral Agent or any Lender by Borrower or any of its Subsidiaries on any Collateral shall be automatically released (a) in accordance with Section 4.1, upon the satisfaction in full, in cash, of the Obligations and termination of this Agreement, (b) if such Collateral is sold, transferred or otherwise disposed of by Borrower or any of its Subsidiaries pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and condition of, this Agreement or (c) if required to effect any sale, transfer or other disposition of such Collateral in connection with any exercise of remedies by Collateral Agent or any Lender pursuant to Section 9.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower or any of its Subsidiaries in respect of) all interests retained by Borrower or any of its Subsidiaries. Upon Borrower’s reasonable request and at Borrower’s sole cost and expense, Collateral Agent shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above.

5.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower or such Subsidiary in such officer’s capacity as an officer of Borrower or such Subsidiary and not in such officer’s individual capacity (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete in all material respects (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement); such updated Perfection

WEST\281916571.58

Certificates subject to the review and approval of Collateral Agent.  If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days after receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except for filings with the Securities and Exchange Commission and such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2Collateral.

(a)Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith (as the same may be updated from time to time, provided that any such updates shall be in form and substance reasonably acceptable to, and subject to the review and approval of, Collateral Agent) with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein, to the extent required herein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)On the Effective Date, and except as disclosed on the Perfection Certificate (as the same may be updated from time to time, provided that any such updates shall be in form and substance reasonably acceptable to, and subject to the review and approval of, Collateral Agent) (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii)  no such third party bailee possesses components of the Collateral (other than the Pre-Clinical and Clinical Trial Supplies) with a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00).  None of the components of the Collateral (other than the Pre-Clinical and Clinical Trial Supplies) with a book value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate shall be maintained at a location other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.11.

(c)All Inventory (other than the Pre-Clinical and Clinical Trial Supplies which consist of Inventory) is in all material respects of good and marketable quality, free from material defects.

(d)Borrower and each of the Guarantors is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens, which Intellectual Property comprises all of the Intellectual Property (other than any Intellectual Property licensed to the Borrower or such Guarantor) of Borrower’s consolidated enterprise.  Each of Borrower’s and its Subsidiaries’ Patents, which have any material value, is valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property, which has any material value, has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates (as the same may be updated from time to time, provided that any such updates shall be in form and substance reasonably acceptable to, and subject to the review and approval of, Collateral Agent), neither Borrower nor any of its Subsidiaries is a party to, nor is bound

WEST\281916571.59

by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, except for customary anti-assignment provisions, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.  Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any material license or material agreement with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public).

5.3Litigation.  Except as disclosed (i) on the Perfection Certificates (as the same may be updated from time to time, provided that any such updates shall be in form and substance reasonably acceptable to, and subject to the review and approval of, Collateral Agent), or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000.00).

5.4No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries as of the dates and for the periods presented.  There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5Solvency.  Borrower and each of its Subsidiaries is Solvent.

5.6Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

5.7Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed or have timely obtained extensions for filing all required tax returns and reports, and Borrower and each of its Subsidiaries has timely paid all foreign, federal, state, and local Taxes owed by Borrower and such Subsidiaries,

WEST\281916571.510

in all jurisdictions in which Borrower or any such Subsidiary is subject to Taxes, including the United States, except to the extent that such Taxes (x) do not exceed Fifty Thousand Dollars ($50,000.00), individually or in the aggregate, or (y) are being contested in accordance with the following sentence.  Borrower and each of its Subsidiaries may defer payment of any contested Taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested Taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”  Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional taxes in excess of Fifty Thousand Dollars ($50,000.00), individually or in the aggregate, becoming due and payable by Borrower or its Subsidiaries, except to the extent that such Taxes are being contested in accordance with the immediately preceding sentence.  Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10Shares.  Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement.  To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non‑assessable.  To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1Government Compliance.

(a)Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

WEST\281916571.511

(b)Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.

6.2Financial Statements, Reports, Certificates.

(a)Deliver to each Lender:

(i)as soon as available, but no later than forty (40) days after the last day of each quarter, a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii)as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days after filing with the Securities and Exchange Commission, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

(iii)as soon as available after approval thereof by Borrower’s Board of Directors, but no later than thirty (30) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall be set forth in a quarterly format; provided that, any revisions of the Annual Projections approved by Borrower’s Board of Directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval (such annual financial projections as originally delivered to Collateral Agent and the Lenders, and as amended, are referred to herein as the “Annual Projections”);

(iv)within five (5) Business Days after delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt;

(v)within five (5) days after filing, all reports on Form 10‑K, 10‑Q and 8‑K filed with the Securities and Exchange Commission;

(vi)(x) prompt notice of any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries, or (y) in the event that Borrower is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, prompt notice of any material change to the capitalization of Borrower together, in each case, with any copies reflecting such amendments or changes with respect thereto;

(vii)prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(viii)as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(ix)prompt written notice of any changes to the beneficial ownership information set out in Items 1 and 2 of the Addendum to Perfection Certificate (Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers); and

(x)other information as reasonably requested by Collateral Agent or any Lender.

WEST\281916571.512

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; or (ii) on which such documents are posted on Borrower’s behalf on the website of the Securities and Exchange Commission or any other Internet or intranet website, if any, to which each Lender and the Collateral Agent have access (whether a commercial, third-party website or whether sponsored by the Collateral Agent).

(b)Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above, but no later than forty (40) days after the last day of each quarter, deliver to each Lender a duly completed Compliance Certificate signed by a Responsible Officer.

(c)Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower (in an amount not to exceed One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Collateral Agent or such Lender’s then-current standard charge for the same), plus reasonable and documented out-of-pocket expenses, so long as the aggregate amount of such fees and expenses does not exceed Ten Thousand Dollars ($10,000.00) (unless an Event of Default has occurred and is continuing) in any twelve-month period), Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects; provided that the Pre-Clinical and Clinical Trial Supplies may not be “marketable” for purposes of this Section 6.3.  Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.  Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve Inventory (other than the Pre-Clinical and Clinical Trial Supplies consisting of Inventory) with a book value of more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.

6.4Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports or extensions therefor and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local Taxes owed by Borrower or its Subsidiaries, except (x) to the extent such Taxes do not exceed Fifty Thousand Dollars ($50,000.00), individually or in the aggregate or (y) for deferred payment of any Taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured and waive subrogation against Collateral Agent.  The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it (or Borrower, if the provider cannot or will not give such notice) will give the Collateral Agent thirty (30) days (or, ten (10) days, in the event of cancellation for non-payment of premiums) prior written notice before any such policy or policies shall be materially altered or canceled.  At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option in accordance with such policy, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have

WEST\281916571.513

the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000.00) with respect to any loss, but not exceeding Three Hundred Fifty Thousand Dollars ($350,000.00), in the aggregate, for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, in accordance with such policy, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6Operating Accounts.

(a)Maintain a Collateral Account for which there will be no minimum required balance with Bank or its Affiliates, subject to a Control Agreement in favor of Collateral Agent.

(b)Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any new Collateral Account at or with any Person other than Bank or its Affiliates.  In addition, for each Collateral Account that Borrower or any of its Domestic Subsidiaries, at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates.  Collateral Agent agrees not to place a “hold” or deliver a notice of exclusive control, entitlement order, or other similar directions or instructions under any Control Agreement or similar agreements providing control of any Collateral unless an Event of Default has occurred and is continuing.

(c)Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

6.7Protection of Intellectual Property Rights.  Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing upon becoming aware of any material infringement by a third party of its Intellectual Property or any material change in the composition of the Intellectual Property that is not otherwise permitted to be reported on a quarterly basis in the next Compliance Certificate required to be delivered pursuant to Section 6.2(b) hereof; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.  If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall notify the Collateral Agent and the Lenders in the next Compliance Certificate required to be delivered pursuant to Section 6.2(b) hereof, and shall promptly execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property, other than with respect to Foreign Intellectual Property.  If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) notify Collateral Agent and each Lender in the next Compliance Certificate required to be delivered pursuant to Section 6.2(b) hereof of Borrower’s or such Subsidiary’s application to register such copyrights or mask works together with a copy of the application it has filed with the United States Copyright Office (excluding exhibits thereto); (y) promptly execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment

WEST\281916571.514

to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) promptly record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  To the extent Collateral Agent required Borrower or such Subsidiary to file any intellectual property security agreement, Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.  Notwithstanding anything herein to the contrary, Borrower or any of its Subsidiaries shall not be required to take any action to perfect Collateral Agent’s security interest in Foreign Intellectual Property outside of the United States.

6.8Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9Notices of Litigation and Default.  Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000.00) or more or which could reasonably be expected to have a Material Adverse Change.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10Minimum Cash.Borrower or any Guarantor must at all times maintain unrestricted cash or Cash Equivalents in Collateral Accounts subject to a Control Agreement in favor of Collateral Agent in an aggregate amount of not less than Fifteen Million Dollars ($15,000,000.00).

6.11Landlord Waivers; Bailee Waivers.  In the event that Borrower or any of its Domestic Subsidiaries, after the Effective Date, intends to add any new office or business location, including a warehouse, containing Collateral (other than the Pre-Clinical and Clinical Trial Supplies) with a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, or otherwise store any portion of the Collateral (other than the Pre-Clinical and Clinical Trial Supplies) with a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate with, or deliver any portion of the Collateral (other than the Pre-Clinical and Clinical Trial Supplies) with a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Domestic Subsidiary will first notify the Collateral Agent thereof and, in the event that the new location is the chief executive office of the Borrower or such Subsidiary or such Collateral (other than the Pre-Clinical and Clinical Trial Supplies) at any such new location has a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, Borrower or such Domestic Subsidiary shall obtain a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent from such bailee or landlord, as applicable, prior to the addition of any such new office or business location, or any such storage with or delivery to any such bailee, as the case may be. Collateral Agent agrees not to deliver a notice to a bailee or landlord, as applicable, purporting to exercise dominion or control over any such Collateral or any other similar direction or instruction under any bailee agreement or lease agreement, as applicable, with Borrower or any of its Subsidiaries unless an Event of Default has occurred.

6.12Creation/Acquisition of Subsidiaries.  In the event Borrower or any of its Subsidiaries creates or acquires any Subsidiary after the Effective Date, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Domestic Subsidiary to become a co‑Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing

WEST\281916571.515

pledge and security interest in and to the assets of such Domestic Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Domestic Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares, to the extent required herein. Notwithstanding anything herein to the contrary, no Subsidiary that is a (a) FSHCO, (b) Foreign Subsidiary or (c) Subsidiary of a Foreign Subsidiary shall be required to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents or grant a security interest in any of its assets in favor of Collateral Agent.

6.13Further Assurances.

(a)Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b)Deliver to Collateral Agent and Lenders, within five (5) Business Days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

7.NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) related to the utilization of the Pre-Clinical and Clinical Trial Supplies in the ordinary course of business, including the mandated destruction of such Pre-Clinical and Clinical Trial Supplies; (c) of (I) worn out, surplus or obsolete Equipment or (II) leasehold interests in, or leasehold or tenant improvements on, real property at the end of a lease or sub-lease term or to the extent such real property is no longer materially beneficial in its business; (d) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (e) that are expenditures of funds (x) in the ordinary course of business, including the payment of any non-refundable fees or deposits to manufacturers of any Inventory (including any Pre-Clinical and Clinical Trial Supplies), (y) not prohibited hereunder and (z) (i) approved by Borrower’s Board of Directors or (ii) otherwise contemplated in the Annual Projections; and (f) other assets of Borrower or its Subsidiaries with a book value that does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate during any fiscal year.

7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have any Key Person cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within ten (10) days after such change, or (ii) consummate any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting power of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or a private placement of equity securities to venture capital or institutional investors so long as Borrower identifies to Collateral Agent the venture capital or institutional investors prior to the closing of the transaction).  Borrower shall not, without at least fifteen (15) days’ prior written notice to Collateral Agent: (A) add any new office or business location, including a warehouse (unless any such new office or business location (i) contains assets or property (other than the Pre-Clinical and Clinical Trial Supplies) of Borrower or any of its Subsidiaries with a book value less than Two Hundred Fifty Thousand Dollars ($250,000.00) and (ii) is not Borrower’s or its Subsidiaries’ chief executive office), (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries (other than any Subsidiary that is a Guarantor) to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person. A Subsidiary

WEST\281916571.516

may merge or consolidate into another Subsidiary (provided if the Subsidiary is a “co Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder then such Subsidiary shall be the surviving Subsidiary) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.  Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate a merger or acquisition of Borrower, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Borrower in excess of Five Hundred Thousand Dollars ($500,000.00), and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement.

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5Encumbrance.  (i) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or (ii) permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement or by operation of law to have priority over Collateral Agent’s Lien or to the extent Collateral Agent has not perfected its security interest with respect to the Shares of any Foreign Subsidiary or any Foreign Intellectual Property).

7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than the net exercise of stock options and the payments related thereto and repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year), or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, (c) the exercise of registration rights held by any holder of equity securities of Borrower, (d) transactions of the type described in and permitted pursuant to be carried out with Affiliates under Section 7.2 or 7.7 hereof,  and (e) Investments permitted under sub-clauses (g) or (j) of the definition of Permitted Investments.

7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, except to the extent expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject,  or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan

WEST\281916571.517

which could reasonably be expected to result in any material liability of Borrower or any of its Subsidiaries, including any such liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11Compliance with Anti‑Terrorism Laws.  Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti‑Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti‑Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

7.12Foreign Subsidiary Assets. Permit the aggregate value of cash, Cash Equivalents and other assets held by Borrower’s Foreign Subsidiaries to exceed Five Hundred Thousand Dollars ($500,000.00) (or equivalent) at any time.

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2Covenant Default.

(a)Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights) (solely with respect to the first sentence thereof), 6.9 (Notice of Litigation and Default), 6.10 (Minimum Cash), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or

(b)Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

WEST\281916571.518

8.3Material Adverse Change.  A Material Adverse Change occurs;

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5Insolvency.  (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty‑five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6Other Agreements.  There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent or Lenders to be materially less advantageous to Borrower;

8.7Judgments.  One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third‑party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any material representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9Subordinated Debt.  A default or breach occurs under any subordination, intercreditor, or other similar agreement, or any agreement regarding Subordinated Debts, between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed such an agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

WEST\281916571.519

8.10Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any material obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

8.11Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change;

8.12Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral (other than with respect to perfection of the security interest on the Shares of any Foreign Subsidiary or any Foreign Intellectual Property) purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement or by operation of law and except to the extent as a result of any action or inaction by Collateral Agent or any Lender.

8.13Delisting.  The shares of Class A common stock of Borrower are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

9.RIGHTS AND REMEDIES

9.1Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

WEST\281916571.520

(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Collateral Agent is hereby granted a non-exclusive, royalty free license or other right to use, without charge, Borrower’s and each of the Guarantors’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of the Guarantors’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv)place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)demand and receive possession of Borrower’s Books;

(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of the Guarantors;

(vii)subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof);

(viii)for any Letters of Credit, demand that Borrower (i) deposit cash with Bank in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then one hundred five percent (105%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then one hundred ten percent (110%), of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit; and

(ix)terminate any FX Contracts.

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of the Guarantors after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

WEST\281916571.521

9.2Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney in fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of the Guarantors’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of the Guarantors’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney in fact to sign Borrower’s or any of the Guarantors’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of the Guarantors’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of the Guarantors of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the

WEST\281916571.522

other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Subject to the immediately preceding sentence, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Guarantor is liable.

10.NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission or electronic mail (if an email address is specified herein); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address, email address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	REATA PHARMACEUTICALS, INC. 2801 Gateway Drive, Suite 150 Irving, TX 75063 Attn: Chief Financial Officer (972) 865-2206 Email: jason.wilson@reatapharma.com

with a copy (which shall not constitute notice) to:	REATA PHARMACEUTICALS, INC. 2801 Gateway Drive, Suite 150 Irving, TX 75063 Attn: Chief Legal Officer Fax: (469) 442-4858 Email: mike.wortley@reatapharma.com

WEST\281916571.523

with a copy (which shall not constitute notice) to:	Vinson & Elkins Trammell Crow Center 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Attn: Bailey Pham Fax: (214) 220-7798 Email: bpham@velaw.com

If to Collateral Agent:	OXFORD FINANCE LLC 133 North Fairfax Street Alexandria, Virginia 22314 Attn: Legal Department Fax: (703) 519‑5225 Email: LegalDepartment@oxfordfinance.com

with a copy to	SILICON VALLEY BANK 4370 La Jolla Village Drive, Suite 1050 San Diego CA 92122 Attn: Mike White Fax: (858) 622-1424 Email: mwhite@svb.com

with a copy (which shall not constitute notice) to:	DLA Piper LLP (US) 500 8th Street, NW Washington, DC 20004 Attn: Eric Eisenberg Fax: (202) 799-5211 Email: eric.eisenberg@dlapiper.com

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

New York law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan.  NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WEST\281916571.524

12.GENERAL PROVISIONS

12.1Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable and documented attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct.  Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s bad faith, gross negligence or willful misconduct.

12.3Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by both Collateral Agent and Borrower.

WEST\281916571.525

12.6Amendments in Writing; Integration.  (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan; (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Share of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence; and

(iv)the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)Other than as expressly provided for in Section 12.6(a)(i)‑(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this

WEST\281916571.526

Agreement) have been satisfied.  Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrower in Section 4.1 shall survive until the termination of all Bank Services Agreements.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9Confidentiality.  In handling any confidential information of Borrower and its Subsidiaries, the Lenders and Collateral Agent shall not, except as provided herein, disclose confidential information of the Borrower or any of its Subsidiaries and shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential consistent with this Section 12.9); (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no fault of any Lender and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  Subject to this Section 12.9, Collateral Agent and the Lenders may use confidential information of Borrower and its Subsidiaries for purposes of this Agreement, including, without limitation, administering and maintaining the Term Loans and monitoring the Collateral, and may also use such confidential information for the development of client databases, reporting purposes, and market analysis.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.  The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11Silicon Valley Bank as Agent.  Collateral Agent hereby appoints Silicon Valley Bank (“SVB”) as its agent (and SVB hereby accepts such appointment) for the purpose of perfecting Collateral Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control, including without limitation, all deposit accounts maintained at SVB.

12.12Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to

WEST\281916571.527

meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than once every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.13Effect of Amendment and Restatement.  Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Loan Agreement.  All security interests granted under the Original Loan Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13.DEFINITIONS

13.1Definitions.  As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is July 1, 2020; provided that, if Borrower draws the Term B Loan, the “Amortization Date” shall be July 1, 2021.

“Annual Projections” is defined in Section 6.2(a).

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.1.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Affiliate of Bank, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct

WEST\281916571.528

deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank” is defined in the preamble hereof.

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) the thirty (30) day U.S. Dollar LIBOR rate reported in The Wall Street Journal (or in the event such rate does not exist or appear in The Wall Street Journal, such successor or substitute rate as agreed upon between the Lenders and the Borrower) on the last Business Day of the month that immediately precedes the month in which the interest will accrue (which rate shall not exceed four and one-half percent (4.50%)) or (ii) one and ninety-one hundredths percent (1.91%), plus (b) seven and seventy-nine hundredths percent (7.79%).  Notwithstanding the foregoing, (x) the Basic Rate shall not be less than nine and seven tenths percent (9.70%) nor greater than twelve and twenty-nine hundredths percent (12.29%) and (y) the Basic Rate for the Term Loan for the period from the Effective Date through and including June 30, 2018 shall be nine and seven thousand nine hundred seven ten thousandths percent (9.7907%).

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent and (d) money market funds at least ninety-five percent (95.00%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.  For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long term nominal maturity for which the interest rate is reset through a Dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan

WEST\281916571.529

Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Guarantor at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any of the Guarantors maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or any of the Guarantors maintains a Securities Account or a Commodity Account, Borrower and such Guarantor, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

WEST\281916571.530

“Designated Deposit Account” is Borrower’s deposit account, account number xxxxxx7256, maintained with Bank.

“Disbursement Letter” is that certain form attached hereto as Exhibit B‑1.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then‑prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble of this Agreement.

“Effective Date Final Payment” is defined in Section 2.5(b)(ii).

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Taxes” means, with respect to a Lender, any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or that are imposed as a result of a present or former connection between

WEST\281916571.531

such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender becoming a party to this Agreement and performing its obligations and receiving payments under such Agreement).

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is (i) with respect to the Term A Loans, six and one-half percent (6.50%) and (ii) with respect to the Term B Loans, four percent (4.00%).

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Intellectual Property” means any Intellectual Property of the Borrower or any Subsidiary that is registered or maintained under the laws of a jurisdiction other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FSHCO” shall mean any Domestic Subsidiary (including any Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes) that owns (directly or indirectly through its Subsidiaries) no material assets other than equity interests or Indebtedness of one or more Foreign Subsidiaries.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board, the reporting requirements of the Securities and Exchange Commission or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

WEST\281916571.532

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent. As of the Effective Date, there are no Guarantors.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations (other than tenant improvements amortized over the life of the applicable lease agreement), and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to Borrower;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, capital contribution or similar payment to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Effective Date, as the same may be amended, restated, modified or otherwise supplemented from time to time.

“IRS” is the Internal Revenue Service.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is J. Warren Huff as of the Effective Date, (ii) Chief Financial Officer, who is Jason D. Wilson as of the Effective Date and (iii) Chief Medical Officer, who is Colin Meyer as of the Effective Date.

WEST\281916571.533

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all reasonable and documented out-of-pocket expenses for audit fees and expenses (as limited by the terms of this Agreement), costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Payment/Advance Request Form” is that certain form attached hereto as Exhibit B‑2.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower or Borrower and its Subsidiaries, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is June 1, 2023.

“Non-U.S. Lender” is defined in Section 2.6 hereof.

“Non-Utilization Fee” is a nonrefundable fee in the amount of Four Hundred Fifty Thousand Dollars ($450,000.00), such fee to be fully-earned if the Borrower does not request a Credit Extension in respect of the Term B Loan during the Second Draw Period and due on the earliest to occur of (a) the termination of the Second Draw Period, (b) the prepayment of the Term A Loan pursuant to Section 2.2(c), or (c) termination of this Agreement; provided that if the Second Draw Period ends as a result of the occurrence of an Event of Default described in Section 8.2(b), the Non-Utilization Fee will not be due until the earlier of (i) the thirtieth (30th) day (as such date may be extended in writing by the Lenders in their sole discretion) after the earlier of (A) the first date on which any officer of the Borrower knew of such Event of Default and (B) the date on which written notice thereof has been delivered by the Collateral Agent to the Borrower and (ii) the date on which the Collateral Agent and the Lenders exercise any rights and remedies with respect to such Event of Default under Section 9.1.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

WEST\281916571.534

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Effective Date” means the “Effective Date”, as defined in the Original Loan Agreement.

“Original Loan Agreement” is defined in the preamble hereof.

“Original Term A Loan(s)” is defined in Section 2.2(a)(i) hereof.

“Oxford Original Term A Loan(s)” is defined in Section 2.2(a)(ii) hereof.

“Oxford New Term A Loan” is defined in Section 2.2(a)(ii) hereof.

“Oxford Term A Loan(s)” is defined in Section 2.2(a)(ii) hereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on August 1, 2018.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c)Subordinated Debt;

(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

WEST\281916571.535

(g)Indebtedness of the Borrower to any Guarantor and of any Guarantor to the Borrower or any other Guarantor;

(h)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i)Indebtedness relating to insurance premium financing arrangements, not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time during the term hereof; and

(j)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(k)Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(l)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy dated September 20, 2012, as in effect as of the Effective Date, and as amended from time to time, provided that any amendment to such investment policy has been approved in writing by Collateral Agent;

(m)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(n)Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest;

(o)Investments in connection with Transfers permitted by Section 7.1;

(p)Subject to Section 7.12, Investments by Borrower in Foreign Subsidiaries (i) to provide funds to pay salary, wages and other employee compensation and benefits to employees of such Foreign Subsidiaries, (ii) to provide funds to pay expenditures in the ordinary course of business (other than salary, wages and other employee compensation and benefits to employees of such Foreign Subsidiaries) of such Foreign Subsidiaries; and (iii) other Investments in Foreign Subsidiaries; provided that all Investments made pursuant to the foregoing clauses shall not exceed Two Million Dollars ($2,000,000.00) in the aggregate in any fiscal year;

(q)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(r)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(s)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(t)repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars

WEST\281916571.536

($250,000.00) in any fiscal year, provided that no Event of Default has occurred, is continuing prior thereto or would exist after giving effect to the repurchases;

(u)Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business; provided that any cash Investments by Borrower do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year; and

(v)Investments (x) by Borrower in any Guarantor and (y) by any Guarantor in Borrower or  any other Guarantor.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive and exclusive licenses (including any sub-licenses of licensed Intellectual Property) for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of entry into such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of Borrower’s or any of its Subsidiaries’ rights in any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property (other than customary anti-assignment provisions); (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement.

“Permitted Liens” are:

(w)Liens existing on the Effective Date and disclosed on the Perfection Certificates or  arising under this Agreement and the other Loan Documents;

(x)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(y)Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(z)Statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and suppliers, or other Persons arising in the ordinary course of business and imposed without action of such parties, provided the aggregate amount of the obligations secured by such Liens does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(aa)Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

WEST\281916571.537

(bb)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(cc)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), including any Liens related to tenant or leasehold improvements granted therein, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business);

(dd)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(ee)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(ff)Liens consisting of Permitted Licenses;

(gg)deposits to secure the performance of leases entered into in the ordinary course of business and not representing an obligation for borrowed money so long as each such deposit is made at the commencement of a lease or its renewal when there is no underlying default under such lease;

(hh)easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting Borrower’s owned real property not interfering in any material respect with the ordinary course of Borrower’s business;

(ii)deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property permitted hereunder, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; in each case, incurred in the ordinary course of business and not constituting, in the aggregate, obligations in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) at any given time;

(jj)Liens in favor of custom and revenue authorities arising in the ordinary course of business as a matter of law to secure the payment of custom duties in connection with the importation of goods provided such Liens are restricted to the goods being imported and do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate at any given time; and

(kk)Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (n), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pre-Clinical and Clinical Trial Supplies” means active pharmaceutical ingredients, other raw materials, finished product and concomitant medication; in each case, intended for use and used in Borrower’s and its Subsidiaries’ pre-clinical and clinical trials.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

WEST\281916571.538

(i)for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, an amount equal to the aggregate amount of interest that Borrower would have paid to the Lenders in respect of such Term Loan through and including June 1, 2023 in accordance with the payment schedule set forth in the amortization table attached to the Disbursement Letter for such Term Loan and assuming that the outstanding principal amount outstanding under such Term Loan accrued interest from the date of prepayment until June 1, 2023 at a fixed rate per annum equal to the Basic Rate as determined on the date of prepayment;

(ii)for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, four percent (4.00%) of the principal amount of the Term Loans prepaid;

(iii)for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan through and including the third anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of the Term Loans prepaid;

(iv)for a prepayment made after the date which is after the third anniversary of the Funding Date of such Term Loan through and including the fourth anniversary of the Funding Date of such Term Loan, one and one half percent (1.50%) of the principal amount of the Term Loans prepaid; and

(v)for a prepayment made after the date which is after the fourth anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, zero percent (0.00%) of the principal amount of the Term Loans prepaid.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Second Draw Period” is the period commencing on the date of the occurrence of the Trial Milestone Date and ending on (and including) the earliest of (i) thirty (30) days after the Trial Milestone Date, (ii) December 31, 2019 and (iii) the occurrence of an Event of Default.

“Secured Promissory Note” is defined in Section 2.4.

WEST\281916571.539

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided that, in the event Borrower, demonstrates to Collateral Agent’s reasonable satisfaction, that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary which is a Foreign Subsidiary, creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, “Shares” shall mean sixty‑five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is Indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“SVB New Term A Loan” is defined in Section 2.2(a)(ii) hereof.

“Taxes” is defined in Section 2.6 hereof.

“Term Loan(s)” is defined in Section 2.2(a)(iii) hereof.

“Term A Loan(s)” is defined in Section 2.2(a)(ii) hereof.

“Term B Loan(s)” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, equal to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Trial Milestone Date” means the earlier of the date Borrower achieves (x) positive topline registrational data of Bardoxolone Methyl in chronic kidney disease caused by Alport Syndrome (the ongoing CARDINAL trial), or (y) positive topline registrational data of Omaveloxolone in Friedreich’s Ataxia (the ongoing MOXIe trial); written evidence of which is provided, and is in form and substance reasonably acceptable, to Collateral Agent and the Lenders.

WEST\281916571.540

[Balance of Page Intentionally Left Blank]

WEST\281916571.541

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

REATA PHARMACEUTICALS, INC.

By /s/ Jason D. Wilson
Name: Jason D. Wilson
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette Featherly
Name: Colette Featherly
Title: Senior Vice President

LENDER:
SILICON VALLEY BANK

By /s/ Kevin Fleischman
Name: Kevin Fleischman
Title: Director

[Signature Page to Amended and Restated Loan and Security Agreement]

WEST\281916571.5

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$67,200,000.00	84.00%
SILICON VALLEY BANK	$12,800,000.00	16.00%
TOTAL	$80,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$37,800,000.00	84.00%
SILICON VALLEY BANK	$7,200,000.00	16.00%
TOTAL	$45,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$105,000,000.00	84.00%
SILICON VALLEY BANK	$20,000,000.00	16.00%
TOTAL	$125,000,000.00	100.00%

WEST\281916571.5

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the total combined voting power of all classes of stock or other equity interests entitled to vote the shares of capital stock or other equity interests (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Foreign Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; and (ii) any license or contract (and any property the subject matter thereof), in each case if the granting of a Lien in such license or contract (or on such property) is prohibited by or would constitute a default under the agreement governing such license or contract (but only to the extent such prohibition is enforceable under applicable law, including, after giving effect to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract (and the property subject thereof), as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

WEST\281916571.5

EXHIBIT B‑1

Form of Disbursement Letter

[see attached]

WEST\281916571.5

DISBURSEMENT LETTER

June 14, 2018

The undersigned, being the duly elected and acting Chief Financial Officer of REATA PHARMACEUTICALS, INC., a Delaware corporation with offices located at 2801 Gateway Drive, Suite 150, Irving, TX  75063 (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Amended and Restated Loan and Security Agreement dated as of June 14, 2018, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.

The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

2.	No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.
3.	Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.
4.	All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.
5.	No Material Adverse Change has occurred.
6.	The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

WEST\281916571.5

7.	The proceeds of the Term [A][B] Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	[$67,200,000.00][$37,800,000.00]
Plus:
‑‑Deposit Received	$150,000.00

Less:
[‑‑Facility Fee	[($504,000.00)][$283,500.00)]]
[--Effective Date Final Payment	($337,142.86)]
[‑‑Amount of Accrued Interest on Oxford Original Term A Loans	($38,796.54)]
‑‑Interim Interest	[($310,691.55)]
‑‑Lender’s Legal Fees	($_________)*

Net Proceeds due from Oxford:	$_______________

Disbursement from SVB:
Loan Amount	[$12,800,000.00][$7,200,000.00]
Plus:
‑‑Deposit Received	$__________

Less:
‑‑Interim Interest	[($59,179.34)]
[‑‑Facility Fee	[($96,000.00)][$54,000.00)]]
[--Effective Date Final Payment	($252,857.14)]
[‑‑Amount of Accrued Interest on SVB Original Term A Loan	($29,097.41)]

Net Proceeds due from SVB:	$_______________

TOTAL TERM [A][B] LOAN NET PROCEEDS FROM LENDERS	$_______________

8.	The Term [A][B] Loan shall amortize in accordance with the Amortization Table attached hereto.
9.	The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	REATA PHARMACEUTICALS, INC.
Bank Name:	[Silicon Valley Bank]
Bank Address:	[3003 Tasman Drive Santa Clara, California 95054]
Account Number:	____________________________________
ABA Number:	[121140399]

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Effective Date. Postclosing legal fees and costs, payable after the Effective Date, to be invoiced and paid postclosing.

WEST\281916571.5

Dated as of the date first set forth above.

BORROWER:

REATA PHARMACEUTICALS, INC.

By /s/ Jason D. Wilson
Name: Jason D. Wilson
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette Featherly
Name: Colette Featherly
Title: Senior Vice President

LENDER:
SILICON VALLEY BANK

By /s/ Kevin Fleischman
Name: Kevin Fleischman
Title: Director

[Signature Page to Disbursement Letter]

WEST\281916571.5

AMORTIZATION TABLE
(Term A Loan)

[see attached]

WEST\281916571.5

EXHIBIT B‑2
Loan Payment/Advance Request Form

Deadline for same day processing is Noon Pacific Time*

Fax To:  Date: _____________________

Loan Payment:

REATA PHARMACEUTICALS, INC.

From Account #________________________________To Account #__________________________________________________

(Deposit Account #)(Loan Account #)

Principal $____________________________________and/or Interest $________________________________________________

Authorized Signature:Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________To Account #__________________________________________________

(Loan Account #)(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement dated as of June 14, 2018 are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________Amount of Wire: $

Beneficiary Bank: ______________________________Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________2nd Signature (if required): _______________________________________

Print Name/Title: ______________________________Print Name/Title: ______________________________________________

Telephone #: Telephone #:

WEST\281916571.5

EXHIBIT C
Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender SILICON VALLEY BANK, as Lender
FROM:	REATA PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of REATA PHARMACEUTICALS, INC. (“Borrower”), hereby certifies, in his capacity as an officer of Borrower and not in his individual capacity, that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated as of June 14, 2018 by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)Borrower is in complete compliance for the period ending _______________ with all required covenants in the Loan Agreement except as noted below;

(b)There are no Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d)Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extensions thereof, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement; and

(e)No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with GAAP and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 40 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually (within 30 days of FYE), and when revised		Yes	No	N/A
4)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days after filing		Yes	No	N/A

WEST\281916571.5

5)	Compliance Certificate	Quarterly within 40 days		Yes	No	N/A
6)	IP Report	If required pursuant to Section 6.2(a)(vii) of the Loan Agreement		Yes	No	N/A
7)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
8)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Intellectual Property

(Please list any new patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or that has been obtained during the past fiscal quarter, or any new application for registration of a patent, trademark, servicemark, copyright or mask work.)

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

	Covenant	Requirement	Actual	Compliance
1)	Minimum Cash and Cash Equivalents	$15,000,000	$_______________	Yes	No

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00)?	Yes	No

WEST\281916571.5

4)

Have there been any amendments of or other changes to the Borrower’s Operating Documents or any of its Subsidiaries’ Operating Documents? If the Borrower is no longer subject to Securities Exchange Act of 1934, as amended, have there been any material changes to the capitalization of Borrower? If yes, please provide copies of any such amendments or changes to the Operating Documents and capitalization table, as applicable, with this Compliance Certificate.

	Yes	No

WEST\281916571.5

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.”  Attach separate sheet if additional space needed.)

REATA PHARMACEUTICALS, INC.

By  /s/ Jason D. Wilson

Name:  Jason D. Wilson

Title:  Chief Financial Officer

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo

WEST\281916571.5

EXHIBIT D

Form of Secured Promissory Note

[see attached]

WEST\281916571.5

SECURED PROMISSORY NOTE
(Term [A][B] Loan)

$____________________Dated:  June [__], 2018

FOR VALUE RECEIVED, the undersigned, REATA PHARMACEUTICALS, INC., a Delaware corporation with offices located at 2801 Gateway Drive, Suite 150, Irving, TX  75063 (“Borrower”) HEREBY PROMISES TO PAY to the order of [OXFORD FINANCE LLC][SILICON VALLEY BANK] (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B] Loan, at the rates and in accordance with the terms of the Amended and Restated Loan and Security Agreement dated June [__], 2018 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B] Loan, interest on the Term [A][B] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

In accordance with the provisions set forth in the Loan Agreement, Borrower shall pay all reasonable and documented fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

WEST\281916571.5

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

REATA PHARMACEUTICALS, INC.

By /s/ Jason D. Wilson
Name: Jason D. Wilson
Title: Chief Financial Officer

WEST\281916571.5

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

WEST\281916571.5

EXHIBIT E

Form of Amended and Restated Secured Promissory Note

[see attached]

WEST\281916571.5

AMENDED AND RESTATED SECURED PROMISSORY NOTE – TERM A LOAN
(Original Term A Loan – original face amount of [$6,000,000.00] [$5,428,571.40])

[$6,000,000.00] [$5,428,571.40]Dated:  June [__], 2018

FOR VALUE RECEIVED, the undersigned, REATA PHARMACEUTICALS, INC., a Delaware corporation with offices located at 2801 Gateway Drive, Suite 150, Irving, TX  75063 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [SIX MILLION DOLLARS ($6,000,000.00)] [FIVE MILLION FOUR HUNDRED TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTY-ONE AND 40/100 DOLLARS ($5,428,571.40)] or such lesser amount as shall equal the outstanding principal balance of the Oxford Original Term A Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Oxford Original Term A Loan, at the rates and in accordance with the terms of the Amended and Restated Loan and Security Agreement dated June [__], 2018 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Oxford Original Term A Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note amends and restates, in its entirety, without novation, that certain Secured Promissory Note, dated March 31, 2017, in the original principal amount of [SIX MILLION DOLLARS ($6,000,000.00)] [FIVE MILLION FOUR HUNDRED TWENTY-EIGHT THOUSAND FIVE HUNDRED SEVENTY-ONE AND 40/100 DOLLARS ($5,428,571.40)], executed by Borrower in favor of Lender and issued pursuant to the Original Loan Agreement.

The Loan Agreement, among other things, (a) provides for the making of a secured Oxford Original Term A Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Oxford Original Term A Loan, interest on the Oxford Original Term A Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

In accordance with the provisions set forth in the Loan Agreement, Borrower shall pay all reasonable and documented fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this

WEST\281916571.5

Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

WEST\281916571.5

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

REATA PHARMACEUTICALS, INC.

By /s/ Jason D. Wilson
Name: Jason D. Wilson
Title: Chief Financial Officer

Oxford Finance LLC
Amended and Restated Secured Promissory Note No. [1][2]
Term A Loan

WEST\281916571.5

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

WEST\281916571.5

CORPORATE BORROWING CERTIFICATE

Borrower:	REATA PHARMACEUTICALS, INC.	Date: June [__], 2018
Lenders:	OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

I hereby certify, in my capacity as an officer of Borrower and not in any individual capacity, as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The resolutions attached hereto as Exhibit C were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

5.The persons listed below are Borrower’s officers or employees with their titles and signatures shown next to their names.

Name	Title	Signature	Authorized to Add or Remove Signatories
Jason D. Wilson	Chief Financial Officer	/s/Jason D. Wilson	□
J. Warren Huff	Chief Executive Officer	/s/ J. Warren Huff	□
□
□

[Balance of Page Intentionally Left Blank]

WEST\281916571.5

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

By: /s/Jason D. Wilson
Name: Jason D. Wilson
Title: Chief Financial Officer

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the _Chief Executive Officer of Borrower, hereby certify as to paragraphs 1 through 5 above, as

          [print title]

of the date set forth above.

By: /s/J. Warren Huff
Name: J. Warren Huff
Title: Chief Executive Officer

[Signature Page to Corporate Borrowing Certificate]

WEST\281916571.5

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

WEST\281916571.5

EXHIBIT B

Bylaws

[see attached]

WEST\281916571.5

EXHIBIT C

Resolutions

[see attached]

[to be reviewed and approved by Collateral Agent and the Lenders]

WEST\281916571.5

DEBTOR:REATA PHARMACEUTICALS, INC.
SECURED PARTY:OXFORD FINANCE LLC, as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Debtor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the total combined voting power of all classes of stock or other equity interests entitled to vote the shares of capital stock or other equity interests (the “Shares”) of any Foreign Subsidiary, if Debtor demonstrates to Secured Party’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Foreign Subsidiary creates a present and existing adverse tax consequence to Debtor under the U.S. Internal Revenue Code; and (ii) any license or contract (and any property the subject matter thereof), in each case if the granting of a Lien in such license or contract (or on such property) is prohibited by or would constitute a default under the agreement governing such license or contract (but only to the extent such prohibition is enforceable under applicable law, including, after giving effect to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract (and the property subject thereof), as applicable, shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the “Collateral.”

Capitalized terms used but not defined herein have the meanings ascribed in the Uniform Commercial Code in effect in the State of New York as in effect from time to time (the “Code”) or, if not defined in the Code, then in the Amended and Restated Loan and Security Agreement by and between Debtor, Secured Party and the other Lenders party thereto (as modified, amended and/or restated from time to time).

WEST\281916571.5